Exhibit 4.2

Execution Version

Supplemental Indenture in Respect of Guarantees

SUPPLEMENTAL INDENTURE, dated as of February 3, 2026 (this “Supplemental Indenture”), among each of the parties that are signatories hereto as the Guarantors (collectively, the “Guarantors”), Columbus McKinnon Corporation (the “Company”), and Wilmington Trust, National Association, as Trustee under the Indenture referred to below (the “Trustee”) and as Note Collateral Agent under the Indenture referred to below (the “Note Collateral Agent”).

W I T N E S S E T H:

WHEREAS, the Company, the Trustee and the Note Collateral Agent have heretofore become parties to a Secured Notes Indenture, dated as of January 30, 2026 (as amended, supplemented or otherwise modified, the “Indenture”), providing for the issuance of Notes in series;

WHEREAS, Section 1308 of the Indenture provides that the Company is required to cause the Guarantors to execute and deliver to the Trustee a supplemental indenture pursuant to which the Guarantors shall guarantee the Company’s Note Guaranteed Obligations under the Notes pursuant to a Note Guarantee on the terms and conditions set forth herein and in Article XIII of the Indenture;

WHEREAS, each Guarantor desires to enter into such supplemental indenture for good and valuable consideration, including substantial economic benefit in that the financial performance and condition of such Guarantor is dependent on the financial performance and condition of the Company, the obligations hereunder of which such Guarantor has guaranteed, and on such Guarantor’s access to working capital through the Company’s access to revolving credit borrowings and term borrowings under the Senior Credit Agreement; and

WHEREAS, pursuant to Section 901 of the Indenture, the parties hereto are authorized to execute and deliver this Supplemental Indenture to amend the Indenture, without the consent of any Holder;

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guarantors, the Company, the Trustee and the Note Collateral Agent mutually covenant and agree for the benefit of the Holders of the Notes as follows:

1. Defined Terms. As used in this Supplemental Indenture, terms defined in the Indenture or in the preamble or recitals hereto are used herein as therein defined. The words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

2. Agreement to Guarantee. Each Guarantor hereby agrees, jointly and severally with all other Guarantors and fully and unconditionally, to guarantee the Note Guaranteed Obligations under the Indenture and the Notes on the terms and subject to the conditions set forth in Article XIII of the Indenture and to be bound by (and shall be entitled to the benefits of) all other applicable provisions of the Indenture as a Guarantor.

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3. Termination, Release and Discharge. Each Guarantor’s Note Guarantee shall terminate and be of no further force or effect, and each Guarantor shall be released and discharged from all obligations in respect of such Note Guarantee, as and when provided in Section 1303 of the Indenture.

4. Parties. Nothing in this Supplemental Indenture is intended or shall be construed to give any Person, other than the Holders and the Trustee, any legal or equitable right, remedy or claim under or in respect of each Guarantor’s Guarantee or any provision contained herein or in Article XIII of the Indenture.

5. Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. THE TRUSTEE, THE COMPANY, ANY OTHER OBLIGOR IN RESPECT OF THE NOTES AND (BY THEIR ACCEPTANCE OF THE NOTES) THE HOLDERS AGREE TO SUBMIT TO THE JURISDICTION OF ANY UNITED STATES FEDERAL OR STATE COURT LOCATED IN THE BOROUGH OF MANHATTAN, IN THE CITY OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE.

6. Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby. Neither the Trustee nor the Note Collateral Agent makes any representation or warranty as to the validity or sufficiency of this Supplemental Indenture or as to the accuracy of the recitals to this Supplemental Indenture.

7. Counterparts. The parties hereto may sign one or more copies of this Supplemental Indenture in counterparts, all of which together shall constitute one and the same agreement. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile, PDF or other electronic transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile, PDF or other electronic methods shall be deemed to be their original signatures for all purposes.

8. Headings. The section headings herein are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

[Signature Pages to Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

MAGNETEK, INC.
YALE INDUSTRIAL PRODUCTS, INC.

By:	/s/ Gregory P. Rustowicz
Name: Gregory P. Rustowicz
Title: Vice President and Treasurer

DORNER MFG. CORP.

By:	/s/ Gregory P. Rustowicz
Name: Gregory P. Rustowicz
Title: Treasurer

CMCO ACQUISITION, LLC
KITO CROSBY ACQUISITION, LLC
AMDURA LLC
THE CROSBY GROUP LLC
THE CROSBY GROUP MANUFACTURING LLC

By:	/s/ Gregory P. Rustowicz
Name: Gregory P. Rustowicz
Title: Manager

ACCO MATERIAL HANDLING SOLUTIONS, INC.
FKI HARDWARE, INC. CROSBY US ACQUISITION CORP. PEERLESS INDUSTRIAL GROUP, INC. PEERLESS CHAIN COMPANY FKI INDUSTRIES, INC. HARRINGTON HOISTS, INC. KITO AMERICAS, INC. CROSBY INVESTMENT INC.

By:	/s/ Gregory P. Rustowicz
Name: Gregory P. Rustowicz
Title: Vice President and Treasurer

[Signature Page to Supplemental Indenture]

EEPOS US, LLC

By:	/s/ Alan S. Korman
Name: Alan S. Korman
Title: Manager

COLUMBUS MCKINNON CORPORATION

By:	/s/ Gregory P. Rustowicz
Name: Gregory P. Rustowicz
Title: Executive Vice President-Finance and Chief Financial Officer

[Signature Page to Supplemental Indenture]

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Latoya S. Elvin
Name: Latoya S. Elvin
Title: Vice President

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Note Collateral Agent

By:	/s/ Latoya S. Elvin
Name: Latoya S. Elvin
Title: Vice President

[Signature Page to Supplemental Indenture]